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                                                                   EXHIBIT 12.01

                            EQUITABLE RESOURCES, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                              PRO FORMA        -------------------------------
                                                          SEPTEMBER 30, 2002        2002              2001
                                                          ------------------   --------------    ------------
                                                                               (THOUSANDS)
EARNINGS
Net Income before income taxes, discontinued
  operations, extraordinary items and cumulative
  effect of accounting changes                              $     159,005       $     164,008    $     196,312
Minus: equity (earnings) loss of non consolidated
       investments                                                  6,936               6,936          (26,369)
Plus: fixed charges                                                36,000              30,997           33,866
Minus: capitalized interest                                        (2,015)             (2,015)          (2,000)
Minus: investment tax credit amortization                            (836)               (836)            (804)
                                                            -------------       -------------    -------------
EARNINGS BEFORE INCOME TAXES, DISCONTINUED
  OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGES AND FIXED CHARGES            $     199,090       $     199,090    $     201,005

FIXED CHARGES
Interest expense                                            $      33,185       $      28,182    $      31,000
Plus: capitalized interest and allowance for borrowed
      funds used during construction                                2,015               2,015            2,000
Plus: estimated interest component of rental expense                  304                 304              349
Plus: amortization of original issue discount                         496                 496              517
                                                            -------------       -------------    -------------

FIXED CHARGES                                               $      36,000       $      30,997    $      33,866

RATIO OF EARNINGS TO FIXED CHARGES                                   5.53                6.42             5.94

                                                                                 YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------------
                                                            2001           2000           1999           1998(a)         1997
                                                        ------------   ------------   ------------   ------------    ------------
                                                                                        (THOUSANDS)
EARNINGS
Net Income before income taxes, discontinued
  operations, extraordinary items and cumulative
  effect of accounting changes                          $    239,531   $    163,344   $    108,486   $    (49,433)   $    117,397
Minus: equity (earnings) loss of non consolidated
       investments                                           (26,101)       (25,161)        (2,863)        (2,667)              -
Plus: fixed charges                                           44,268         80,112         42,262         45,512          41,247
Minus: capitalized interest                                   (2,000)        (3,300)        (4,600)        (2,700)         (4,100)
Minus: investment tax credit amortization                     (1,075)        (1,189)        (1,096)        (1,097)         (1,100)
                                                        ------------   ------------   ------------   ------------    ------------
EARNINGS BEFORE INCOME TAXES, DISCONTINUED
  OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGES AND FIXED CHARGES        $    254,623   $    213,806   $    142,189   $    (10,385)   $    153,444

FIXED CHARGES
Interest expense                                        $     41,098   $     75,661   $     37,132   $     40,302    $     34,903
Plus: capitalized interest and allowance for borrowed
      funds used during construction                           2,000          3,300          4,600          2,700           4,100
Plus: estimated interest component of rental expense             483            436            684          1,019             837
Plus: amortization of original issue discount                    687            715           (154)         1,491           1,407
                                                        ------------   ------------   ------------   ------------    ------------

FIXED CHARGES                                           $     44,268   $     80,112   $     42,262   $     45,512    $     41,247

RATIO OF EARNINGS TO FIXED CHARGES                              5.75           2.67           3.36            N/A            3.72
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(a) Earnings were inadequate to cover fixed charges by $55,897 for the year ended December 31, 1998.